                                                                    EXHIBIT 10.1

                          APAC CUSTOMER SERVICES, INC.

                           SECOND AMENDED AND RESTATED
                            1995 INCENTIVE STOCK PLAN

     1. PURPOSE. The APAC CUSTOMER SERVICES, INC. Second Amended and Restated 1995 Incentive Stock Plan (the "Plan") is the result of the merger of the APAC Teleservices, Inc. Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and the APAC Teleservices, Inc. Amended and Restated 1995 Incentive Stock Plan (the "Prior Plan") and is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of APAC Customer Services, Inc. (formerly known as "APAC Teleservices, Inc.") (the "Company") and members of its Board of Directors, as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire Common Shares of the Company ("Common Shares") or to receive monetary payments based on the value of such shares pursuant to the Awards described herein.

     2. ADMINISTRATION. The Plan will be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company from among its members and, with respect to the participation of non-employee directors, may be administered by a committee consisting of members of the Board of Directors who are employees (who, for such purpose, will be within the contemplation of the term "Committee"). As long as Common Shares are registered under the Securities Exchange Act of 1934, members of the Committee must qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3 and outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

     3. PARTICIPANTS. Participants will consist of such officers and key employees of the Company, members of its Board of Directors, and independent contractors providing consulting or advisory services to the Company, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the participant in any year. The Committee shall



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consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

     4. TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Shares, and (e) Performance Units, all as described below (collectively "Awards").

     5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan a number of Common Shares equal to the aggregate number of shares reserved under the Director Plan and the Prior Plan reduced by the number of shares previously used under either Plan, which may be authorized but unissued shares; provided that no such shares attributable to the Director Plan may be subject to Incentive Stock Options (defined below). In addition, any Common Shares subject to options currently outstanding as of the original date of adoption of the Prior Plan under the Company's agreements with employees of the Company which lapsed, expired or are terminated shall be available for Awards hereunder. Any shares subject to Stock Options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, expiration or termination of any such options, or rights prior to issuance of the shares or the payment of the equivalent or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof; provided that no such shares attributable to the Director Plan may be subject to Incentive Stock Options.

     6. STOCK OPTIONS. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of Common Shares, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock options (in each case with or without Stock Appreciation Rights). On the date of each annual meeting of the shareholders of the Company ("Annual Meeting"), each member of the Board of Directors of the Company who is not a salaried officer or employee of the Company or any of its direct or indirect subsidiaries (a "Nonemployee Director") in office on adjournment of the Annual Meeting, will automatically be awarded a Nonqualified Stock Option to purchase (i) prior to January 1, 1997, five thousand (5,000) Common Shares, and (ii) from and after January 1, 1997, a number of Common Shares determined by the Board of Directors prior to such Annual Meeting. Effective as of May 18, 1999, on the date of each regular meeting of the Board of Directors, each Nonemployee Director who attends such meeting in person shall receive a Nonqualified Stock Option to purchase 1,000 Common Shares, and each Nonemployee Director who attends such meeting by telephone shall receive a Nonqualified Stock Option to purchase 500 Common Shares. The Stock Options granted in the preceding two sentences shall be referred to as "Director Options." Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

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           (A)   EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant provided, however, that (i) subject to paragraph (E), the per-share exercise price for Incentive Stock options shall not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted; and
(ii) the per-share exercise price for Nonqualified Stock Options shall not be less than 85% of the Fair Market Value of the Common Shares on the date the option is granted; and (iii) the per-share exercise price for a Director Option shall be the Fair Market Value of a Common Share on the date of the applicable Annual Meeting or regular meeting of the Board of Directors.

           (B) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of Common Shares of the Company then owned by the participant; provided, however, that option agreements may provide that payment of the exercise price by delivery of Common Shares of the Company then owned by the participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. In the discretion of the Committee, if Common Shares are readily tradeable on a national securities exchange or other market system at the time of option exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

           (C) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee. Any Director Option may be exercised in whole or in part, from time to time after the date granted, subject to the following limitations:

           i. No Director Option may be exercised during the first year following the date such option was granted. Thereafter, each Director Option may be exercised:

                 a. to a maximum cumulative extent of one-third (1/3) of the total shares covered by the option on or after the first anniversary of the date the option was granted;

                 b. to a maximum cumulative extent of two-thirds (2/3) of the total shares covered by the option on or after the second anniversary of the date the option was granted; and

                c. to a maximum cumulative extent of 100% of the total option shares on or after the third anniversary of the date the option was granted.

           ii. Notwithstanding the above limitations, any option granted under this Plan shall become fully exercisable upon the death of the Nonemployee Director while serving on the Board or upon the retirement of the Nonemployee Director if such death or Retirement occurs on or after the first anniversary of the date such option was issued. For these purposes,

"Retirement" means a Nonemployee Director's termination of service as a member of the Board after age 70 or at any time with the consent of the Board.

           iii. Any Director Option may not be exercised after the earliest to occur of any of the following events:

                 a. more than ninety (90) days after termination of any Nonemployee Director's service as a member of the Board for any reason other than death or Retirement (and, subject to paragraph
           (D), then only to the extent that the Nonemployee Director could have exercised such option on the date of termination);

                 b. more than one hundred eighty (180) days after a Nonemployee Director's Retirement from the Board (and, subject to paragraph (D), then only to the extent that the Nonemployee Director could have exercised such option on the date of Retirement);

                 c. more than twelve months after death of a Nonemployee Director (and, subject to paragraph (D), then only to the extent that the Nonemployee Director could have exercised such option on the date of death); or

                 d. more than ten (10) years from the date the option is granted.

In addition, Nonqualified Stock Options shall not be exercisable later than fifteen years after the date they are granted and (subject to paragraph (E)) Incentive Stock Options shall not be exercisable later than ten years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

           (D)   CHANGE IN CONTROL. Notwithstanding the provisions of paragraph
(C), if (i) there is a Change in Control of the Company, and (ii) the Committee does not declare, by resolution, that the pooling treatment of a transaction to which the Company is a party would be adversely affected by application of the following, then all Stock Options granted under the Plan that have not previously terminated (including those granted before the date that this Second Amended and Restated Plan was adopted, but not including those subject to provisions that would result in the Stock Option's becoming exercisable to a greater extent) shall be subject to the following: (i) as of the date of the Change in Control, to the extent any such Stock Option is not exercisable, it shall become exercisable as to one-half of the shares subject to the unexercisable portion of the Stock Option; and (ii) if the employment of the holder of the Stock Option is terminated by the Company other than With Cause or such holder terminates such employment with Good Reason (or, in the case of a Nonemployee Director, his service as a member of the Board terminates for any reason), then such Stock Option, to the extent not previously terminated and not exercisable at the date such employment (or service) terminates, shall become fully exercisable. For purposes of the foregoing:

           (a)   A "Change in Control" shall be deemed to have occurred if
                 (I) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (II) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation,
                 (III) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate, (IV) as the result of, or in connection with, any contested election for the Board of Directors, or any tender or exchange offer, merger or business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company, or any successor thereto, or (V) a person, within the meaning of
                 Section 3(a)(9) or of Section 13(d)(3) of the Securities and Exchange Act of 1934 ("Exchange Act"), other than any employee benefit plan then maintained by the Company, shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the Exchange Act. Notwithstanding the foregoing,
                 (I) a Change in Control will not occur for purposes of the Plan merely due to the death of Theodore G. Schwartz, or as a result of the acquisition, by Theodore G. Schwartz, alone or with one or more affiliates or associates, as defined in the Exchange Act, of securities of the Company, as part of a going-private transaction or otherwise, unless Mr. Schwartz or his affiliates, associates, family members or trusts for the benefit of family members (collectively, the "Schwartz Entities") do not control, directly or indirectly, at least twenty-seven percent (27%) of the resulting entity, and (II) if the Schwartz Entities control, directly or indirectly, less than twenty-seven percent (27%) of the Company's voting securities while it is a public company, then "33-1/3%" shall be substituted for "50%" in clauses (I), (II) and (V) of the first sentence of this paragraph.

           (b) Termination with "Good Reason" means termination of the Stock Option holder's employment by the Stock Option holder within twelve (12) months following a Change in Control, as defined above, but only if, after notice by the Stock Option holder to the Company and a fifteen (15) day opportunity by the Company to cure, (I) the Stock Option holder's principal place of work (not including regular business travel) is relocated by more than fifty (50) miles, (II) the Stock Option holder's duties, responsibilities or authority as an executive employee are materially reduced or diminished without the Stock Option holder's written consent; provided that any reduction or diminishment in any of the foregoing resulting merely from the acquisition of the Company and its existence as a subsidiary or division of another entity shall not be sufficient to constitute Good Reason, (III) the compensation received by the Stock

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                 Option holder is reduced in the aggregate, and such reduction is not remedied within thirty (30) days of the Stock Option holder's notice to the Company thereof, (IV) a determination is made by the Stock Option holder in good faith that as a result of the Change in Control, and a change in circumstances thereafter, significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and the situation is not remedied within thirty (30) days after receipt of the Company of written notice from the Stock Option holder of such determination, (V) if the Stock Option holder and the Company have entered into a written Employment Agreement, the Company violates the material terms of such Employment Agreement, or
                 (VI) there is a liquidation, dissolution, consolidation or merger of the Company or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Company under such Employment Agreement, if any.

           (c) Termination "With Cause" means termination of the Stock Option holder's employment by the Board of Directors acting in good faith by written notice by the Company to the Stock Option holder specifying the event relied upon for such termination, due to (I) gross misconduct or gross negligence in the performance of the Stock Option holder's employment duties,
                 (II) willful disobedience by the Stock Option holder of the lawful directions received from or policies established by the Board of Directors, which continues for more than seven (7) days after the Company notifies the Stock Option holder of its intention to terminate his employment on account of such disobedience, or (III) commission by the Stock Option holder of a crime involving fraud or moral turpitude that can reasonably be expected to have an adverse effect on the business, reputation or financial situation of the Company.

           (E) LlMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue
Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

           (F) REDESIGNATION AS NONQUALIFIED STOCK OPTIONS. Options designated as "incentive stock options" that fail to continue to meet the requirements of Section

422 of the Internal Revenue Code shall be redesignated as nonqualified options for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

           (G) LIMITATION OF RIGHTS IN SHARES. The recipient of a Stock Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

           (H) INDIVIDUAL LIMITATION ON NUMBER OF SHARES. The number of shares subject to Stock Options which may he granted during any calendar year to any one participant shall not exceed one million one hundred thousand (1,100,000) shares.

     7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. The number of shares subject to Stock Appreciation Rights which may be granted during any calendar year to any one participant shall not exceed seven hundred seventy thousand (770,000) shares. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

           (A) A Stock Appreciation Right relating to a Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option may be made part of such option only at the time of its grant.

           (B) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from not less than 85% of the Fair Market Value of the Common Shares on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Shares, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of Common Shares (or cash of equal value) with respect to which the right is grant.

           (C) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the term of the related option, if any, or (ii) fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised. Each Stock Appreciation Right shall also be subject to the terms of Section 6(D).

     8. STOCK AWARDS. Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Shares covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The participant shall have, with respect to the Common Shares subject to a Stock Award, all of the rights of a holder of Common Shares of the Company, including the right to receive dividends and to vote the shares.


     9.    PERFORMANCE SHARES.

           (A) Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive Common Shares or cash of an equivalent value at the end of a specified Performance Period (defined below). The Committee shall determine the participants to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Common Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in this
Section 9. The Committee may condition the grant of Performance Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

           (B) Performance Shares awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

     (I) Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to the number of Common Shares covered by a Performance Share Award will not be paid to the participant.

     (II) Subject to the provisions of the Performance Share Award and this Plan, at the expiration of the Performance Period, share certificates and/or cash of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his or her legal representative, in a number equal to the vested shares covered by the Performance Share Award.

     (III) Subject to the applicable provisions of the Performance Share Award and this Plan, upon termination of a participant's employment with the Company for any reason during the Performance Period for a given Performance Share Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

     10.   PERFORMANCE UNITS.

           (A) Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive a fixed dollar amount payable in cash or Common Shares or a combination of both. The Committee shall determine the participants to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a participant's right to Performance Units will be vested, the ability of participants to defer the receipt of payment of such Performance Units, and the other terms and conditions of the Award in addition to those set forth in Section 10. The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

           (B) The Performance Units awarded pursuant to this Section 10 shall be subject to the following terms and conditions:

     (I) At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each participant that have vested.

     (II) Subject to the applicable provisions of the Performance Unit Award and this Plan, at the expiration of the Performance Cycle, cash and/or share certificates of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his or her legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

     (III) Subject to the applicable provisions of the Performance Unit Award and this Plan, upon termination of a participant's employment with the Company for any reason during the Performance Cycle for a given Performance Unit Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

     11.   ADJUSTMENT PROVISIONS.

           (A) If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

           (B) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Award:

     (I) any participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition;


     (II) any participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right of the Acquisition Consideration receivable upon such acquisition by a holder of the number of Common Shares which are covered by such right and the aggregate reference price of such right; and

     (III) any participant to whom Performance Shares or Performance Units have been awarded shall have the right thereafter and during the term of the Award, upon fulfillment of the terms of the Award, to receive on the date or dates set forth in the Award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of Common Shares which are covered by the Award.

           The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

           (C) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

           (D) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of Common Shares available for Awards under this Plan shall be increased accordingly.

     12.   NONTRANSFERABILITY.

           (A) Each Award granted under the Plan to a participant shall not be transferable by him otherwise than by law or by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

     (I) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

     (II) Subject to Section 6(D), to the extent that the deceased participant was entitled to do so at the date of his death.


           (B) Notwithstanding Section 12(A), in the discretion of the Committee, Awards granted hereunder may be transferred to members of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, but only if the Award expressly so provides.

     13. OTHER PROVISIONS. Awards under the Plan may also be subject to such other provisions (whether or not applicable to any other Awards under the Plan) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Shares under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of Shares acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards in the event of a change of control of the Company, provisions for the payment of the value of Awards to participants in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     14. FAIR MARKET VALUE. For purposes of this Plan and any Awards hereunder, Fair Market Value of Common Shares shall be the mean between the highest and lowest sale prices for the Company's Common Shares as reported on the NASDAQ National Market System (or such other consolidated transaction reporting system on which such Common Shares are primarily traded) on the date of calculation (or on the next preceding trading date if Common Shares were not traded on the date of calculation), provided, however, that if the Company's Common Shares are not at any time readily tradeable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Shares of the Company.

     15. WITHHOLDING. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Shares pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Shares. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a Nonqualified Stock Option or a


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

Stock Appreciation Right, (b) the receipt or vesting of Stock Awards, or (c) the receipt of Common Shares upon the expiration of the Performance Period or the Performance Cycle, respectively, with respect to any Performance Shares or Performance Units, by electing to have the Company withhold Common Shares having a Fair Market Value equal to the amount to be withheld.

     16. TENURE. A participant's right, if any, to continue to serve the Company as an officer, employee, independent contractor, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

     17. DURATION, AMENDMENT AND TERMINATION. No Award shall be granted after July 1, 2005; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 17 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without approval of the shareholders of the Company if such approval is required by law or regulatory authority.

     18. GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).


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